Exhibit 4.2

Execution Version

BERRY PETROLEUM COMPANY, as Issuer

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

Third Supplemental Indenture

Dated as of March 9, 2012

$600,000,000

6 3/8% SENIOR NOTES DUE 2022

i

Exhibit A	—	Form of Note
Exhibit B	—	Form of Supplemental Indenture for Future Subsidiary Guarantees
Schedule 1	—	Existing Affiliate Transactions

ii

This THIRD SUPPLEMENTAL INDENTURE, dated as of March 9, 2012 between Berry Petroleum Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 1999 Broadway, Suite 3700, Denver, Colorado 80202, and Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of the United States of America, as trustee (herein called the “Trustee”).

Recitals of the Company

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of June 15, 2006 (the “Original Indenture”), to provide for the issuance by the Company from time to time of its debentures, notes or other evidences of indebtedness (as defined therein, “Securities”), which may be issued in one or more series as provided in the Original Indenture;

WHEREAS, the Original Indenture is incorporated herein by this reference, and the Original Indenture, as supplemented by this Third Supplemental Indenture and any other supplemental indentures applicable to the Securities created pursuant to this Third Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, a new series of Securities may at any time be established in or pursuant to a Board Resolution, an Officers’ Certificate or one or more indentures supplemental to the Original Indenture;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities designated as 6 3/8% Senior Notes due 2022 and to add new provisions to, and change and eliminate certain existing provisions of, the Original Indenture in respect of (i) such new series of Securities and (ii) as and to the extent specified herein, any additional series of Securities of other series hereafter established and issued pursuant to the Indenture as at the time supplemented and modified;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified;

WHEREAS, pursuant to the First Supplemental Indenture dated May 27, 2009 to the Original Indenture, there has been established as a series of Securities under the Original Indenture the Company’s 10¼% Senior Notes due 2014, it being understood that such First Supplemental Indenture shall not be deemed to be applicable to the Securities created pursuant to this Third Supplemental Indenture;

WHEREAS, pursuant to the Second Supplemental Indenture dated November 1, 2010 to the Original Indenture, there has been established as a series of Securities under the Original Indenture the Company’s 6¾% Senior Notes due 2020, it being understood that such Second Supplemental Indenture shall not be deemed to be applicable to the Securities created pursuant to this Third Supplemental Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and make it a valid and binding obligation of the Company in accordance with its terms, have been done or performed.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises set forth herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, it is mutually agreed as follows:

ARTICLE ONE
ESTABLISHMENT OF SERIES

SECTION 1.01            Establishment.

There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 6 3/8% Senior Notes due 2022 (the “Notes”).  This Third Supplemental Indenture shall be deemed to satisfy all requirements of Section 301 of the Original Indenture necessary for establishment of the Notes as a series of Securities under the Indenture notwithstanding anything to the contrary therein.

There are to be authenticated and delivered Notes, initially limited in aggregate principal amount of $600,000,000 and no further Notes shall be authenticated and delivered except as provided by the terms of the Original Indenture and the terms of this Third Supplemental Indenture; provided, however, that additional Notes having identical terms and conditions as the Notes other than issue date, the issue price, the date from which interest thereon shall accrue, legends, if any, to be included thereon and the first Interest Payment Date (the “Additional Notes”) may be issued from time to time in the future, without the consent of the Holders of the Notes, in accordance with the provisions of the Indenture. With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors or an Officers’ Certificate, the following information:

(a)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture;

(b)           the issue date, the issue price, the first Interest Payment Date of such Additional Notes, the date from which interest shall accrue and legends, if any, to be included thereon; and

(c)           the CUSIP and ISIN numbers of the Additional Notes.

The Notes and the Additional Notes, if any, shall be considered collectively as a single class for all purposes of the Indenture. Holders of the Notes and the Additional Notes, if any, shall vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Notes or the Additional Notes, if any, shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

The Notes shall be issued in fully registered form without coupons, and only in denominations of $2,000 and larger integral multiples of $1,000. The Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The initial Depositary with respect to the Notes shall be DTC. Payments in respect of Notes represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by DTC.

Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage or DTC rule or usage in addition to those set forth on Exhibit A. The Company and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them, such approval to be evidenced by the execution or authentication, respectively, and delivery of the Notes by the Company or the Trustee, respectively. The terms of the Notes set forth in Exhibit A are part of the terms of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Third Supplemental Indenture, expressly agree to be bound by such terms.

SECTION 1.02            Book-Entry Provisions.

This Section 1.02 shall apply only to Global Securities deposited with the Trustee, as custodian for DTC.

Each Global Security initially shall (x) be registered in the name of DTC for such Global Security or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 202 of the Original Indenture.

Members of, or participants in, DTC (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to Section 1.03 of this Third Supplemental Indenture to beneficial owners who are required to hold Definitive Securities, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

In connection with the transfer of an entire Global Security to beneficial owners pursuant to Section 1.03 of this Third Supplemental Indenture, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

SECTION 1.03            Definitive Securities.

Except as provided below, owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with DTC’s and the Registrar’s procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (a) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (b) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

ARTICLE TWO
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 2.01            Amendments to Definitions.

Each capitalized term used but not defined in this Third Supplemental Indenture shall have the meaning given to it in the Original Indenture, except that with respect to the Notes, the terms defined in this Supplemental Indenture shall have the meanings set forth herein in lieu of the meaning of such term in the Original Indenture.

SECTION 2.02            Definitions.

The following defined terms used herein with respect to the Notes shall, unless the context otherwise requires, have the meanings specified below (notwithstanding any other meaning given to such terms in the Original Indenture):

“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such

Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1)                                 any property, plant, equipment or other asset (excluding current assets) to be used by the Company or a Restricted Subsidiary in a Related Business;

(2)                                 capital expenditures by the Company or a Restricted Subsidiary in a Related Business;

(3)                                 the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(4)                                 Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in a Related Business.

“Additional Interest” means additional interest at a rate of 0.50% per annum.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

(a)                                 the sum of:

(i)                                     discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any provincial, territorial, state, Federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from

(A)           estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and

(B)           estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development or exploitation activities,

in each case calculated in accordance with Commission guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination),

and decreased by, as of the date of determination, the estimated discounted future net revenues from

(C)           estimated proved oil and gas reserves produced or disposed of since such year end, and

(D)           estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with Commission guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination), in each case as estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

(ii)                                  the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available annual or quarterly financial statements;

(iii)                               the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and

(iv)                              the greater of

(A)           the net book value of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and

(B)           the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements;

minus

(b)                                 the sum of:

(i)            Minority Interests;

(ii)           any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements;

(iii)          to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company’s year end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted

Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(iv)          the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the successful efforts method of accounting to the full cost or a similar method, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the successful efforts method of accounting.

“Adjusted Net Assets” of a Subsidiary Guarantor at any date means the amount by which the fair value of the properties of such Subsidiary Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that exclusively for purposes of Section 6.12 of this Third Supplemental Indenture, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of (1) 1.0% of the principal amount of such Note and (2) the excess of (a) the present value at such time of the Redemption Price of such Note as of March 15, 2017 (as set forth in Section 7.05(b) of this Third Supplemental Indenture) plus all remaining scheduled payments of interest on such Note to March 15, 2017 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the then-outstanding principal amount of such Note.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than Foreign Required Minority Shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, in each case after the Issue Date.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)                                 a disposition of assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)                                 a disposition of Cash Equivalents in the ordinary course of business;

(3)                                 a disposition of Hydrocarbons or Related Assets in the ordinary course of business;

(4)                                 a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)                                 transactions subject to and permitted under Article Four of this Third Supplemental Indenture;

(6)                                 an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(7)                                 for purposes of Section 6.11 of this Third Supplemental Indenture only, the making of a Permitted Investment (but, in the case of an Investment in which the Company or a Restricted Subsidiary receives consideration for such transaction including cash or Cash Equivalents, such transaction shall be deemed to also include an Asset Disposition having a fair market value equal to the aggregate amount of cash and Cash Equivalents so received) or a disposition subject to and in compliance with Section 6.08 of this Third Supplemental Indenture;

(8)                                 an Asset Swap effected in compliance with Section 6.11 of this Third Supplemental Indenture;

(9)                                 dispositions of assets with an aggregate fair market value since the Issue Date of less than $5.0 million;

(10)                          the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(11)                          dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12)                          the issuance by a Restricted Subsidiary of Preferred Stock that is permitted by Section 6.06 of this Third Supplemental Indenture;

(13)                          the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(14)                          foreclosure on assets;

(15)                          any Production Payments and Reserve Sales that are customary in the Oil and Gas Business;

(16)                          a disposition of Permitted Investments of the type described in clause (7) of the definition thereof;

(17)                          a disposition of Oil and Gas Properties in connection with tax credit transactions complying with Section 29 or any successor or analogous provisions of the Code;

(18)                          surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(19)                          for purposes of clause (2) of Section 6.11(a) of this Third Supplemental Indenture only, dispositions of equipment in the form of Capitalized Lease Obligations or mortgage or purchase money financing in an aggregate principal amount not to exceed $25.0 million at any time outstanding; provided that any proceeds received in connection with any such transaction must be applied in accordance with Section 6.11 of this Third Supplemental Indenture; and

(20)                          Sale/Leaseback Transactions relating to assets acquired after the Issue Date; provided that each such Sale/Leaseback Transaction is consummated within 180 days after the date of the acquisition of such asset by the Company or such Restricted Subsidiary (each, a “Qualifying SLB”).

“Asset Swap” means a concurrent purchase and sale or exchange of Oil and Gas Properties between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with Section 6.11 of this Third Supplemental Indenture.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capitalized Lease Obligations”, and provided, further, obligations relating to Qualifying SLBs shall be deemed not to be Attributable Indebtedness.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)                                 securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2)                                 marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc.;

(3)                                 certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500 million;

(4)                                 repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)                                  commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6)                                  interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

“Change of Control” means:

(1)                                  any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity); or

(2)                                  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(3)                                  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

(4)                                  the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Change of Control Offer” shall have the meaning set forth in Section 6.14 of this Third Supplemental Indenture.

“Change of Control Payment Date” shall have the meaning set forth in Section 6.14 of this Third Supplemental Indenture.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement, including options, swaps, floors, caps, collars, futures, forward sales or forward purchases involving commodities (including Hydrocarbons and Related Assets), commodity-related revenues or costs (including basis), equities, bonds, or indexes based on any of the foregoing and any other derivative agreement or arrangement based on any of the foregoing.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Cash Flow” for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)                                  Consolidated Interest Expense; plus

(2)                                  Consolidated Income Taxes; plus

(3)                                  consolidated depletion and depreciation expense; plus

(4)                                  consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles” and Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets” and similar provisions; plus

(5)                                  other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); plus

(6)                                  consolidated exploration expense;

minus the sum of:

(A)                              non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges made in any prior period); and

(B)                                to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto that were deducted in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the net earnings (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net earnings for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated Cash Flow of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1)                                  if the Company or any Restricted Subsidiary:

(a)                                  has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; and

(b)                                 has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)                                  if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

(a)                                  the Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets which are the subject of such disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) directly attributable thereto for such period; and

(b)                                 Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)                                  if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)                                  if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Person had been a Restricted Subsidiary on the first day of such period and such transaction or transactions had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness to the extent of the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense and without duplication:

(1)                                  interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2)                                  amortization of debt discount; provided, however, that any amortization of bond premium shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3)                                  non-cash interest expense;

(4)                                  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)                                  the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(6)                                  costs associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7)                                  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8)                                  the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries that are not Subsidiary Guarantors payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(9)                                  Receivables Fees; and

(10)                            the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

minus, to the extent included above, the sum of amortization of debt issuance costs and interest income.

For the purpose of calculating the Consolidated Coverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the penultimate paragraph of the definition of “Indebtedness”.

For purposes of the foregoing, total interest expense shall be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive earnings in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net earnings (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

(1)                                  any net earnings (or loss) of any Person if such Person is not a Restricted Subsidiary, except that:

(a)                                  subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net earnings of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend, distribution or other payment (subject, in the case of a dividend, distribution or other payment to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)                                 the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2)                                  any net earnings (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)                                  subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net earnings of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend, distribution or other payment (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)                                 the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3)                                  any after-tax gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4)                                  any after-tax extraordinary gain or loss;

(5)                                  the cumulative effect of a change in accounting principles;

(6)                                  any asset impairment or writedown on or related to Oil and Gas Properties under GAAP or Commission guidelines;

(7)                                  any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of Statement of Financial Accounting Standards No. 133 or similar provisions);

(8)                                  any after-tax gain or loss realized on the termination of any employee pension benefit plan;

(9)                                  non-cash charges relating to grants of performance shares, stock options, stock awards, stock purchase agreements or management compensation plans for officers, directors, employees or consultants of the Company or a Restricted Subsidiary (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) to the extent that such non-cash charges are deducted in computing such Consolidated Net Income; provided that if the Company or any Restricted Subsidiary of the Company makes a cash payment in respect of a non-cash charge in any period, such cash payment shall (without duplication) be deducted from the Consolidated Net Income of the Company for such period;

(10)                            any adjustments of a deferred tax liability or asset pursuant to Statement of Financial Accounting Standards No. 109 which result from changes in enacted tax laws or rates; and

(11)                            costs incurred in connection with acquisitions that were eligible for capitalization treatment under GAAP but instead were expensed at the time of incurrence, provided that any such costs shall instead reduce Consolidated Net Income for any period to the extent of any amortization in such period that would have occurred had they had been capitalized).

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“covenant defeasance” shall have the meaning set forth in Section 8.02(a) of this Third Supplemental Indenture.

“Credit Facilities” means, with respect to the Company or any Subsidiary Guarantor, one or more debt facilities (including, without limitation, the Senior Credit Facility, and the senior secured uncommitted money market line of credit between the Company and Societe Generale), or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Credit Facility or any other credit or other agreement or indenture).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 1.03 of this Third Supplemental Indenture, in the form of Exhibit A hereto except that such Note shall not bear the Global Security legend set forth therein.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)                                 matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)                                 is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3)                                 is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the Holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the Holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of Sections 6.14 and 6.11 of this Third

Supplemental Indenture and such repurchase or redemption complies with Section 6.08 of this Third Supplemental Indenture.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“Equity Offering” means a public or private offering, other than to a Subsidiary of the Company, for cash by the Company of its Capital Stock (other than Disqualified Stock).

“Event of Default” shall have the meaning set forth in Section 3.02 of this Third Supplemental Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Foreign Required Minority Shares” means directors’ qualifying shares and other shares of Capital Stock of a Foreign Subsidiary that are required by the applicable laws and regulations of such foreign jurisdiction to be owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Foreign Subsidiary to transact business in such foreign jurisdiction.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in the Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                 to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)                                 entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Hydrocarbons” means oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)                                 the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)                                 the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)                                 the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(5)                                 Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(6)                                 the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock;

(7)                                 the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (a) the liquidation value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)                                 the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person;

(9)                                 to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

(10)                          to the extent not otherwise included in this definition, the amount of obligations outstanding under the legal documents entered into as part of a securitization transaction or series of securitization transactions that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase outstanding relating to a securitization transaction or series of securitization transactions.

Notwithstanding the preceding, Indebtedness shall not include Volumetric Production Payments. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness,” provided that such money is held to secure the payment of such interest.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)           such Indebtedness is the obligation of a partnership, limited liability company or similar entity that is not a Restricted Subsidiary (a “Joint Venture”);

(2)                                 such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)                                 there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)                                 the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)                                 if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

No Indebtedness will be deemed to be subordinate in right of payment to any other Indebtedness solely by virtue of being unsecured, being secured by junior liens or having a later maturity date.

“Interest Rate Agreement” means, with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

For purposes of Section 6.08 of this Third Supplemental Indenture:

(1)                                 “Investment” shall include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)                                 any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., in each case, with a stable or better outlook.

“Issue Date” means March 9, 2012.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Minority Interest” means the percentage interest represented by any shares of stock of any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)                                 all legal, accounting, engineering, investment banking, brokerage, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition, and any relocation expenses incurred or assumed in connection with such Asset Disposition;

(2)                                 all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or, by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)                                 all distributions and other payments required to be made to minority interest Holders in Subsidiaries or Joint Ventures or to holders of royalty or similar interests as a result of such Asset Disposition; and

(4)                                 the deduction of appropriate amounts to be provided by the seller as reserves, in accordance with GAAP, (A) for adjustment in respect of the sale price of the assets that were the subject of such Asset Disposition and (B) against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries except current assets constituting non-cash gains on Hedging Obligations resulting from the requirements of Statement of Financial Accounting Standards No. 133 and similar provisions, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness and any current liabilities constituting any non-cash losses or charges on Hedging Obligations resulting from the requirements of Statement of Financial Accounting Standards No. 133 and similar provisions, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)                                 as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and

(2)                                 no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any Holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Oil and Gas Business” means (a) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in Hydrocarbons and Oil and Gas Properties, (b) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of Hydrocarbons and Oil and Gas Properties and products produced in association therewith, (c) other energy-related business, including the ownership and operation of co-generation facilities and steam and electrical transmission businesses, (d) any business relating to oil field sales and services including ownership and operation of drilling rigs, and (e) any business or activity relating to, arising from, or necessary, appropriate or incidental to, the activities described in the foregoing clauses of this definition.

“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by such Person which contain or are believed to contain oil and gas reserves.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes.

“Permitted Business Investment” means any Investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business or any other Related Business including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, operating, disposing of interests in, processing, gathering, marketing, distributing, treating, storing, refining, selling or transporting Hydrocarbons, Related Assets and Oil and Gas Properties through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of such businesses jointly with third parties, including:

(1)                                 ownership interests in Oil and Gas Properties, co-generation facilities, refineries, liquid natural gas facilities, processing facilities, gathering systems, pipelines or ancillary real property interests, either directly or through entities the primary business of which is to own or operate any of the foregoing; and

(2)                                 entry into and Investments in the form of or pursuant to, operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, production sharing agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements with third parties (including Unrestricted Subsidiaries);

provided, however that a “Permitted Business Investment” shall only include Investments in entities that are classified as pass-through entities for U.S. Federal, state and local and foreign income tax purposes.

“Permitted Holders” means William F. Berry and Winberta Holdings, Ltd. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the Indenture) shall thereafter constitute additional Permitted Holders.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)                                 the Company, a Restricted Subsidiary or a Person which shall, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2)                                 another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3)                                 cash and Cash Equivalents;

(4)                                 receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)                                 payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)                                 loans or advances to, and Guarantees of obligations of, employees, officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business in an aggregate amount not in excess of $2.0 million with respect to all loans or advances made since the Start Date (without giving effect to the forgiveness of any such loan); provided, however, that the Company and its Subsidiaries shall comply in all material respects with the provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith relating to the provision of any such loans and advances as if the Company had filed a registration statement with the Commission;

(7)                                 Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(8)                                 Investments made as a result of the receipt of non-cash consideration from an Asset Disposition or other disposition that was made pursuant to and in compliance with Section 6.11 of this Third Supplemental Indenture;

(9)                                 Investments in existence on the Start Date;

(10)                          Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 6.06 of this Third Supplemental Indenture;

(11)                          Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed $10.0 million outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

(12)                          Guarantees issued in accordance with Section 6.06 of this Third Supplemental Indenture;

(13)                          any Asset Swap made in accordance with Section 6.11 of this Third Supplemental Indenture;

(14)                          Permitted Business Investments;

(15)                          Investments constituting prepaid expenses or advances or extensions of credit to customers or suppliers in the ordinary course of business;

(16)                          endorsements of negotiable instruments and documents in the ordinary course of business;

(17)                          acquisitions of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company; provided, however, that the Qualified Proceeds from such sale of Capital Stock (to the extent so used) shall be excluded from clause (C)(ii) of Section 6.08(a) of this Third Supplemental Indenture;

(18)                          Investments in the form of Capitalized Lease Obligations or mortgage or purchase money financing in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

(19)                          Investments in the form of bank deposits (other than time deposits); and

(20)                          Investments in the form of other deposits made in the ordinary course of business and constituting Permitted Liens.

“Permitted Liens” means, with respect to any Person:

(1)                                 Liens securing Indebtedness under Credit Facilities (and related Hedging Obligations and related Guarantees) permitted to be Incurred under Section 6.06 of this Third Supplemental Indenture;

(2)                                 pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders or contracts (including leases but excluding contracts for the payment of Indebtedness) to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)                                 Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, or related contracts in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4)                                 Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)                                 Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6)                                 encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)                                 Liens securing Hedging Obligations permitted under clause (6) of Section 6.06(b) of this Third Supplemental Indenture;

(8)                                 leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)                                 judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)                          Liens for the purpose of securing Indebtedness represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments Incurred to finance all or any part of the purchase price or cost of construction or improvement of assets or property (other than Capital Stock or other Investments) acquired, constructed or improved by such Person; provided that:

(a)                                 the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired, constructed or improved; and

(b)                                 such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of such Person other than such assets or property and assets affixed or appurtenant thereto and proceeds thereof;

(11)                          Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights or related contracts in the ordinary course of business and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)                                 such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by such Person in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)                                 such deposit account is not intended by such Person to provide collateral to the depository institution;

(12)                          Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by such Person in the ordinary course of business;

(13)                          Liens existing on the Issue Date (other than Liens permitted under clause (1));

(14)                          Liens on property or Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary, or is merged with or into or consolidated with or acquired by, the Company or a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such event; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary other than improvements, additions and accessions to such property, dividends and distributions in respect of such property and proceeds of any of the foregoing;

(15)                          Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary other than improvements, additions and accessions to such property, dividends and distributions in respect of such property and proceeds of any of the foregoing;

(16)                          Liens in favor of the Company or a Restricted Subsidiary;

(17)                          Liens securing the Notes and Subsidiary Guarantees;

(18)                          Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (9), (10), (13), (14), (15), (17) and (18) of this definition, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, additions, accessions, proceeds, dividends and distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19)                          any interest or title of a lessor under any operating lease;

(20)                          Liens under industrial revenue, municipal or similar bonds;

(21)                          Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the property that is the subject of such Production Payments and Reserve Sales and proceeds thereof;

(22)                          Liens arising under farm-out agreements, farm-in agreements, division orders, mineral leases, partnership agreements, joint venture agreements, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons and Related Assets, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in any Related Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract and improvements, additions and accessions thereto, and proceeds of any of the foregoing;

(23)                          Liens on pipelines or pipeline facilities that arise by operation of law;

(24)                          Liens encumbering assets under construction (and improvements, additions and accessions thereto and proceeds of any of the foregoing) arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such assets;

(25)                          Liens arising under the Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the Indenture, provided, that such Liens are solely for the benefit of the trustees, agents, or representatives in their capacities as such and not for the benefit of the Holders of such Indebtedness;

(26)                          Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 6.08 of this Third Supplemental Indenture; and

(27)                          Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) and other unsubordinated obligations in an aggregate amount outstanding at any one time not to exceed $15.0 million.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (including Volumetric Production Payments and Dollar-Denominated Production Payments), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the Holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

“Prospectus Supplement” means the base prospectus, as amended dated August 11, 2009 contained in the Company’s Registration Statement on Form S-3, as supplemented by the prospectus supplement dated March 6, 2012 with respect to the Notes.

“Qualified Proceeds” means any of the following or any combination thereof: (1) Net Cash Proceeds, (2) Cash Equivalents, (3) assets that are used or useful in a Related Business and (4) the Capital Stock of any Person engaged in a Related Business that becomes a Restricted Subsidiary of the Company or merges with or into the Company or a Restricted Subsidiary of the Company.

“Rating Agencies” means Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a securitization transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a securitization transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance”; “refinances” and “refinanced” shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)                                 (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated

Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)                                 the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)                                 such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and costs and fees Incurred in connection therewith); and

(4)                                 if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced.

“Related Assets” means steam, electricity, by-products of the utilization of Hydrocarbons, products produced in association with Hydrocarbons, minerals, and other assets commonly created, recovered or produced in the course of the conduct of any Related Business.

“Related Business” means (1) any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the Issue Date, (2) the Oil and Gas Business and (3) the business of acquiring, exploiting, developing, producing, operating, gathering, marketing, treating, processing, storing, refining, selling and transporting Related Assets.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securities Custodian” means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Senior Credit Facility” means the Second Amended and Restated Credit Agreement dated as of November 15, 2010, as amended, among the Company, Wells Fargo Bank, National

Association, as Administrative Agent, and the lenders parties thereto from time to time, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, with the same or different agents or lenders (including increasing the amount loaned or the aggregate commitments of the lenders thereunder, provided that such additional Indebtedness is Incurred in accordance with Section 6.06 of this Third Supplemental Indenture); provided that a Senior Credit Facility shall not (1) include Indebtedness issued, created or Incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A or Regulation S) pursuant to an exemption from the registration requirements of the Securities Act or (2) relate to Subordinated Obligations.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Start Date” means October 24, 2006.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation or other business entity (other than a legal partnership, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any legal partnership, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee shall be in the form prescribed by the Indenture, including Article Nine of this Third Supplemental Indenture.

“Subsidiary Guarantor” means any Restricted Subsidiary that provides a Subsidiary Guarantee after the Issue Date in accordance with the Indenture; provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with the Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to March 15, 2017; provided, however, that if the period from the Redemption Date to March 15, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to March 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)                                 such Subsidiary and its Subsidiaries do not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)                                 all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and shall at all times thereafter, consist of Non-Recourse Debt;

(3)                                 such designation and the Investment of the Company in such Subsidiary complies with Section 6.08 of this Third Supplemental Indenture;

(4)                                 such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5)                                 such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)           to subscribe for additional Capital Stock of such Person; or

(b)                                 to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6)                                 on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 6.06(a) of this Third Supplemental Indenture on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the Holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

“Wholly Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than Foreign Required Minority Shares) is owned by the Company or another Wholly Owned Subsidiary.

SECTION 2.03                                     Other Definitions.

Term	Defined in Section
“Additional Notes”	1.01
“Affiliate Transaction”	6.12
“Agent Members”	1.02
“Asset Disposition Offer”	6.11(a)
“Asset Disposition Offer Amount”	6.11(b)
“Asset Disposition Offer Period”	6.11(b)
“Asset Disposition Purchase Date”	6.11(b)
“Change of Control Payment”	6.14(1)
“Excess Proceeds”	6.11
“Funding Guarantor”	9.04
“General Partner”	2.02 (definition of “Indebtedness”)
“Joint Venture”	2.02 (definition of “Indebtedness”)
“Legal Defeasance”	8.02
“Obligations”	9.01
“Pari Passu Notes”	6.11(a)
“Payment Default”	3.02(6)(a)
“Qualifying SLB”	2.02 (clause (20) of the definition of “Asset Disposition”)
“Reinstatement Date”	6.05
“Restricted Payment”	6.08(a)
“Successor Company”	4.02(1)
“Suspended Covenants”	6.05
“Suspension Period”	6.05

ARTICLE THREE
EVENTS OF DEFAULT WITH RESPECT TO THE NOTES

SECTION 3.01                                     Original Indenture

Sections 501, 502 and 513 of the Original Indenture shall not apply to the Notes; and, insofar as relating to the Notes, any reference to Section 501, 502 or 513 in the Original Indenture shall instead be deemed to refer to Section 3.02, 3.03 or 3.04, respectively, of this Third Supplemental Indenture.

SECTION 3.02                                     Events of Default

“Event of Default,” whenever used in the Original Indenture or this Third Supplemental Indenture with respect to the Notes, means any one of the following events:

(1)                                 default in any payment of interest, including Additional Interest, on any Note when due, continued for 30 days;

(2)                                 default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)                                 failure by the Company or any Subsidiary Guarantor to comply with its obligations under Article Four of this Third Supplemental Indenture;

(4)                                 failure by the Company to comply for 30 days after notice as provided below with any of its obligations under Sections 6.05, 6.06, 6.07, 6.08, 6.09, 6.10, 6.11, 6.12, 6.13, 6.14, or 6.16 of this Third Supplemental Indenture or Section 1008 of the Original Indenture, as amended by Section 6.01(b) of this Third Supplemental Indenture (in each case, other than a failure to purchase Notes which constitutes an Event of Default under clause (2) above);

(5)                                 (a) failure by the Company to comply with Section 6.15 of this Third Supplemental Indenture for 180 days (and, to the extent Section 314(a) of the TIA is deemed to be a part of the Indenture pursuant to Section 318 of the TIA, failure by the Company to comply with such deemed covenant for such period of time as is necessary such that such period ends at the end of such 180-day period); or (b) failure by the Company to comply for 60 days after notice as provided below with its other agreements contained in the Indenture;

(6)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(a)                                 is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“Payment Default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(7)                                (a)                                  the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)                                        commences a voluntary case or proceeding;

(ii)            consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

(iii)           consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)                                 makes a general assignment for the benefit of its creditors;

(v)                                    consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it; or

(vi)                                 takes any corporate action to authorize or effect any of the foregoing;

or takes any comparable action under any foreign laws relating to insolvency; or

(b)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)             is for relief against the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case;

(ii)            appoints a Custodian of the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary or for any substantial part of its property; or

(iii)           orders the winding up or liquidation of the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

(8)                                 failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million (net of any amounts covered by insurance with a reputable and creditworthy insurance company that has not disclaimed liability therefor in writing), which judgments are not paid, discharged or stayed for a period of 60 days; or

(9)                                 (a) any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary (i) ceases to be in full force and effect (except as contemplated by the terms of the Indenture) for 5 Business Days after notice as provided below or (ii) is declared null and void in a judicial proceeding or (b) any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

However, a Default under clauses (4), (5)(b) and (9)(a)(i) of this Section 3.02 shall not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (4), (5)(b) and (9)(a)(i) of this Section 3.02 after receipt of such notice.

During the continuance of a Default under clause (5)(a) above of this Section 3.02, the interest rate on the Notes shall increase by the Additional Interest.

SECTION 3.03                                     Acceleration

With respect to the Notes, if an Event of Default (other than an Event of Default described in clause (7) of Section 3.02 of this Third Supplemental Indenture) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by written notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall be immediately due and payable. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) of Section 3.02 of this Third Supplemental Indenture has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the Holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in clause (7) of Section 3.02 of this Third Supplemental Indenture occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

SECTION 3.04                                     Control by Holders

Subject to Section 509 of the Original Indenture, with respect to the Notes, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, provided that the Trustee may refuse to follow any direction:

(1)                                 that conflicts with law or the Indenture, or

(2)                                 subject to Sections 601 and 602 of the Original Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability;

provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

ARTICLE FOUR
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER
OR LEASE WITH RESPECT TO THE NOTES

SECTION 4.01                                     Original Indenture

Article Eight of the Original Indenture shall not apply to the Notes.

SECTION 4.02                                     Company May Consolidate, Etc., Only on Certain Terms

With respect to the Notes, the Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)                                 the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

(2)                                 immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the

Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)                                 immediately after giving effect to such transaction, the Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 6.06(a) of this Third Supplemental Indenture or the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(4)                                 each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) of this Section 4.02 shall apply or unless the Company is the Successor Company and such Subsidiary Guarantor was a Subsidiary Guarantor immediately prior to such transaction) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes; and

(5)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, together stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

For purposes of this Section 4.02, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Notwithstanding the preceding clause (3) of this Section 4.02, (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Subsidiary Guarantor and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary that merges into the Company or any Subsidiary Guarantor, the Company shall not be required to comply with the preceding clause (5) of this Section 4.02.

SECTION 4.03                                     Successor Substituted

With respect to the Notes, upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all its assets in accordance with Section 4.02 of this Third Supplemental Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein, and the predecessor Company shall be released from its obligations under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company shall not be released from the obligation to pay the principal of and interest on the Notes.

SECTION 4.04                                     Subsidiary Guarantors May Consolidate, Etc., Only on Certain Terms

With respect to the Notes, the Company shall not permit any Subsidiary Guarantor to consolidate with, merge with or into any Person (other than the Company or another Subsidiary Guarantor) and shall not permit the conveyance, transfer or lease of all or substantially all of the assets of any Subsidiary Guarantor (other than to the Company or another Subsidiary Guarantor) unless:

(1)                                 (a) if such entity remains a Subsidiary Guarantor, the resulting, surviving or transferee Person shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, together stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

(2)                                 the transaction is made in compliance with Section 6.11 of this Third Supplemental Indenture (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time), Section 6.13 of this Third Supplemental Indenture and this Article Four.

ARTICLE FIVE
SUPPLEMENTAL INDENTURES WITH RESPECT TO THE NOTES

SECTION 5.01                                     Original Indenture

Sections 901 and 902 of the Original Indenture shall not apply to the Notes; and, insofar as relating to the Notes, any reference in the Original Indenture to Sections 901 or 902 thereof shall refer instead to Section 5.02 or Section 5.03 of this Third Supplemental Indenture.  Any reference in the Original Indenture to Article Nine thereof shall be deemed to refer to such Article Nine as modified to include Sections 5.02 and 5.03 hereof in lieu of Sections 901 and 902 of the Original Indenture.

SECTION 5.02                                     Supplemental Indentures Without Consent of Holders

With respect to the Notes, without the consent of any Holder, the Company, any Subsidiary Guarantors and the Trustee may amend the Indenture and the Notes to:

(1)                                 cure any ambiguity, omission, defect or inconsistency;

(2)                                 provide for the assumption by a successor Person of the obligations of the Company or any Subsidiary Guarantor under the Indenture;

(3)                                 provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f) (2) (B) of the Code);

(4)                                 add Guarantees with respect to the Notes or release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or the Indenture in accordance with the applicable provisions of the Indenture;

(5)                                 secure the Notes;

(6)                                 add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(7)                                 make any change that does not adversely affect the rights of any Holder;

(8)                                 comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(9)                                 provide for the appointment of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of the Indenture; or

(10)                          conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision of the “Description of Notes” contained in the Prospectus Supplement to the extent that such provision in the “Description of Notes” contained in the Prospectus Supplement is intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees.

After an amendment under this Section 5.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 5.02.

SECTION 5.03                                     Supplemental Indentures With Consent of Holders

The Company, any Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to the exceptions set forth in Section 514 of the Original Indenture, any past default or compliance with any provisions of the Indenture may be waived with respect to the Notes with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder affected, an amendment, supplement or waiver may not:

(1)                                 reduce the amount of Notes whose Holders must consent to an amendment;

(2)                                 reduce the stated rate of or extend the stated time for payment of interest on any Note;

(3)                                 reduce the principal of or extend the Stated Maturity of any Note;

(4)                                 reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased pursuant to Sections 6.11, 6.14 or 7.05 of this Third Supplemental Indenture whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of “Change of Control” and “Permitted Holder”);

(5)                                 make any Note payable in money other than that stated in the Note;

(6)                                 impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7)                                 make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(8)                                 modify the ranking of the Notes in any manner that adversely affects the rights of any Holder of Notes; or

(9)                                 modify the Subsidiary Guarantees in any manner adverse to the Holders of the Notes.

It shall not be necessary for the consent of the Holders under this Section 5.03 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under the Indenture by any Holder of the Notes given in connection with a tender of such Holder’s Notes shall not be rendered invalid by such tender.

After an amendment or supplement under this Section 5.03 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 5.03.

ARTICLE SIX
COVENANTS WITH RESPECT TO THE NOTES

SECTION 6.01                                     Original Indenture

(a)                                 Sections 1001, 1005 and 1007 of the Original Indenture shall not apply to the Notes.

(b)                                 The last word of Section 1008 of the Original Indenture shall be deleted and replaced with the word “amendment”.

(c)                                  With respect to the Notes, the references in Section 1009 of the Original Indenture to (1) Section 901(2) shall also include Section 5.02(6) of this Third Supplemental Indenture, and (2) Section 1005 of the Original Indenture shall be amended to refer to Section 6.03 of this Third Supplemental Indenture.

SECTION 6.02                                     Payment of Principal, Premium and Interest

The Company covenants and agrees for the benefit of the Notes that it shall duly and punctually pay the principal of and any premium and interest on the Notes in accordance with the terms of the Notes and the Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 6.03                                     Existence

Subject to Article Four and Section 9.02 of this Third Supplemental Indenture, the Company and each of the Subsidiary Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory), licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence (except the Company), right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Company to perform its obligations under the Notes or the Indenture, provided, further, the Company and each Restricted Subsidiary may merge in accordance with Article Four and Section 9.02 of this Third Supplemental Indenture.

SECTION 6.04                                     Statement by Officers as to Default

The Company shall deliver to the Trustee, as soon as possible and in any event within thirty days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute a certain Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company is taking or proposing to take with respect thereto.

SECTION 6.05                                     Effectiveness of Covenants

Following the first day on which:

(a)                                 the Notes have an Investment Grade Rating from both of the Ratings Agencies; and

(b)                                 no Default has occurred and is continuing under the Indenture;

the Company and its Restricted Subsidiaries shall not be subject to Sections 6.06, 6.07, 6.08, 6.10, 6.11, 6.12, 6.13, and clause (3) of Section 4.02 of this Third Supplemental Indenture (collectively, the “Suspended Covenants”). If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency or a Default or Event of Default occurs and is continuing, then the Suspended Covenants shall thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and thereafter be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain an Investment Grade Rating (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating and no Default or Event of Default has occurred and is continuing);

provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Subsidiary Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the Notes attain an Investment Grade Rating and before any reinstatement of such Suspended Covenants as provided above, or any actions taken at any time pursuant to any contractual obligation arising prior to such reinstatement, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the “Suspension Period.”

On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period shall be classified to have been Incurred pursuant to Section 6.06(a) of this Third Supplemental Indenture or one of the clauses set forth in Section 6.06(b) of this Third Supplemental Indenture (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the Section 6.06(a) or (b) of this Third Supplemental Indenture, such Indebtedness shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4)(b) of Section 6.06(b) of this Third Supplemental Indenture. Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 6.08 of this Third Supplemental Indenture shall be made as though Section 6.08 of this Third Supplemental Indenture had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 6.08(a) of this Third Supplemental Indenture.

During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture.

SECTION 6.06                                     Limitation on Indebtedness

(a)                                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any Subsidiary Guarantor may Incur Indebtedness if on the date thereof:

(1)                                 the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.25 to 1.00; and

(2)                                 no Default or Event of Default shall have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

(b)                                 Section 6.06(a) of this Third Supplemental Indenture shall not prohibit the Incurrence of the following Indebtedness:

(1)                                 Indebtedness of the Company or any Subsidiary Guarantor Incurred pursuant to Credit Facilities in an aggregate amount outstanding at any time up to the greater of (a) $1.2 billion and (b) 30% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness;

(2)                                 Guarantees by (a) the Company or Subsidiary Guarantors of Indebtedness Incurred by the Company or a Subsidiary Guarantor in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Subsidiary Guarantee, as the case may be, and (b) Non-Guarantor Restricted Subsidiaries of Indebtedness Incurred by Non-Guarantor Restricted Subsidiaries in accordance with the provisions of the Indenture;

(3)                                 Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however,

(A)                               if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(B)                               if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; and

(C)                               (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case under this clause (C), to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

(4)                                 Indebtedness represented by (a) the Notes issued on the Issue Date and any Subsidiary Guarantees, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (8), (9) and (10) of this Section 6.06(b)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) of this Section 6.06(b) or Incurred pursuant to Section 6.06(a) of this Third Supplemental Indenture;

(5)                                 Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, the Company or any Restricted Subsidiary or such Restricted Subsidiary was designated as such (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is so acquired, merged or designated, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 6.06(a) of this Third Supplemental Indenture after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5);

(6)                                 Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes) (a) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness permitted under the Indenture; (b) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (c) for the purpose of fixing or hedging commodity price risk with respect to any commodities;

(7)                                 the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments, in each case Incurred to finance all or any part of the purchase price or cost of construction or improvement of assets or property (other than Capital Stock or other Investments) acquired, constructed or improved by the Company or such Restricted Subsidiary and related financing costs, and Attributable Indebtedness, and all Refinancing Indebtedness Incurred to refund, defease, renew, extend, refinance or replace any Indebtedness Incurred pursuant to this clause (7), in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

(8)                                 Indebtedness Incurred in respect of workers’ compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

(9)                                 Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary or any business or assets of the Company and Refinancing Indebtedness Incurred with the same counterparty in respect thereof, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually paid or received by the Company and its Restricted Subsidiaries in connection with such acquisition or disposition;

(10)                          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds or in respect of cash management services provided by a bank or other financial institution, each in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(11)                          Indebtedness in respect of the financing of insurance premiums with the providers of such insurance or their Affiliates in the ordinary course of business;

(12)                          for the avoidance of doubt, in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business; and

(13)                          in addition to the items referred to in clauses (1) through (12) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, shall not exceed $20.0 million at any time outstanding.

The Company shall not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor shall Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations.  No Restricted Subsidiary (other than a Subsidiary Guarantor) may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company or a Subsidiary Guarantor.

(c)                                  For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 6.06:

(1)                                 in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Sections 6.06(a) and 6.06(b), the Company, in its sole discretion, shall classify such item of Indebtedness on the date of Incurrence and may from time to time re-classify such item of Indebtedness in any manner that complies with this Section 6.06 and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that all Indebtedness outstanding on the Issue Date under the Senior Credit Facility shall be deemed Incurred under clause (1) of Section 6.06(b) and not Section 6.06(a) of this Third Supplemental Indenture or clause (4) of Section 6.06(b);

(2)                                 Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(3)                                 if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of Section 6.06(b) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(4)                                 the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, shall be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(5)                                 Indebtedness permitted by this Section 6.06 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 6.06 permitting such Indebtedness;

(6)                                 the principal amount of any Indebtedness outstanding in connection with a securitization transaction or series of securitization transactions is the amount of obligations outstanding under the legal documents entered into as part of such transaction that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase relating to such transaction; and

(7)                                 the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock and the incurrence of unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of

FAS 133 and similar provisions), in each case shall be deemed not to be Incurrences of Indebtedness for purposes of this Section 6.06. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

In addition, the Company shall not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 6.06, the Company shall be in Default of this Section 6.06).

For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 6.06, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 6.06 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 6.07                                     Limitation on Lines of Business

The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business as a primary line of business other than a Related Business.

SECTION 6.08                                     Limitation on Restricted Payments

(a)                                 The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)                                 declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(A)          dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock); and

(B)          dividends or distributions payable to the Company or another Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

(2)           purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3)           purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (A) Indebtedness of the Company owing to and held by any Subsidiary Guarantor or Indebtedness of a Subsidiary Guarantor owing to and held by the Company or any other Subsidiary Guarantor permitted under clause (3) of Section 6.06(b) of this Third Supplemental Indenture or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)           make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) above shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(A)          a Default shall have occurred and be continuing (or would result therefrom); or

(B)          the Company is not able to Incur $1.00 of additional Indebtedness pursuant to Section 6.06(a) of this Third Supplemental Indenture after giving effect, on a pro forma basis, to such Restricted Payment as if such Restricted Payment and the use of proceeds thereof had been made at the beginning of the applicable four-quarter period; or

(C)          the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Start Date (except as excluded by other provisions of this Section 6.08) would exceed the sum of (all such calculations being made as if this covenant had been in effect as of the Start Date and at all times thereafter):

(i)            50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the fiscal quarter prior to the quarter in which the Start Date occurred to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

(ii)           100% of the aggregate fair market value of Qualified Proceeds received by the Company or any Subsidiary Guarantor from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Start Date (other than Qualified Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) excluding in any event Qualified Proceeds to the extent used as consideration for Permitted Investments pursuant to clause (17) of the definition of “Permitted Investments”; plus

(iii)          the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Start Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); plus

(iv)          the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

(A)          repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary (other than for reimbursement of tax payments) and to the extent not otherwise already included releases or reductions of Guarantees; or

(B)          the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or the merger or consolidation of an Unrestricted Subsidiary with and into the Company or any of its Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount shall be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

(b)           The provisions of Section 6.08(a) of this Third Supplemental Indenture shall not prohibit:

(1)           any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by conversion into or exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the amount of such Restricted Payments shall be excluded in subsequent calculations of the amount of Restricted Payments; provided, further, that the Qualified Proceeds from such sale of Capital Stock (to the extent so used) shall be excluded from clause (C)(ii) of Section 6.08(a) of this Third Supplemental Indenture;

(2)           any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale or Incurrence of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale or Incurrence of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to Section 6.06 of this Third Supplemental Indenture and that, if Incurred under Section 6.06(b) of this Third Supplemental Indenture, in each case constitutes Refinancing Indebtedness; provided, however, that the amount of such Restricted Payments shall be excluded in subsequent calculations of the amount of Restricted Payments;

(3)           any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 6.06 of this Third Supplemental Indenture and that in each case constitutes Refinancing Indebtedness; provided, however, that the amount of such Restricted Payments shall be excluded in subsequent calculations of the amount of Restricted Payments;

(4)           dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that from and after the date of payment thereof the amount of such Restricted

Payments shall be included in subsequent calculations of the amount of Restricted Payments;

(5)           so long as no Default or Event of Default has occurred and is continuing,

(A)          the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company or any direct or indirect parent of the Company held by any existing or former employees or directors of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other compensation-related agreements; provided that such Capital Stock was received for services related to, or for the benefit of, the Company and its Subsidiaries; and provided further that such repurchases, redemptions, acquisitions and retirements pursuant to this clause shall not exceed $2.0 million in the aggregate during any calendar year and $5.0 million in the aggregate for all such redemptions and repurchases, plus in each case, to the extent not previously applied, the amount of any capital contributions to the Company as a result of sales of Capital Stock of the Company or any direct or indirect parent of the Company to such Persons (provided, however, that the Qualified Proceeds from such sale of Capital Stock (to the extent so used) shall be excluded from clause (C)(ii) of Section 6.08(a) of this Third Supplemental Indenture), plus the amount of any “key man” insurance proceeds received by the Company or any Restricted Subsidiary to the extent not previously applied; and

(B)          loans or advances to, and Guarantees of obligations of, employees, officers or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company or any direct or indirect parent of the Company, in an aggregate amount not in excess of $2.0 million with respect to all loans or advances made since the Start Date (without giving effect to the forgiveness of any such loan); provided, however, that the Company and its Subsidiaries shall comply in all material respects with the provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith relating to the provision of any such loans and advances as if the Company had filed a registration statement with the Commission;

provided, however, that the amount of such Restricted Payments shall be excluded in subsequent calculations of the amount of Restricted Payments;

(6)           so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense;” provided, however, that the amount of such Restricted Payments shall be excluded in subsequent calculations of the amount of Restricted Payments;

(7)           repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that the amount of such Restricted Payments shall be excluded in subsequent calculations of the amount of Restricted Payments;

(8)           the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation or Guarantor Subordinated Obligation (A) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation or Guarantor Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to Section 6.14 of this Third Supplemental Indenture or (B) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 6.11 of this Third Supplemental Indenture; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party, in the case of a Change of Control Offer) has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer; provided, however, that the amount of such Restricted Payments shall be included in subsequent calculations of the amount of Restricted Payments;

(9)           (A) so long as no Event of Default described under clauses (1) or (2) thereof has occurred and is continuing, the declaration of dividends to holders of Common Stock of the Company of up to $10.0 million in the aggregate for all such dividends and the subsequent payment of such dividends and (B) so long as no Default or Event of Default has occurred and is continuing, the declaration of dividends to holders of Common Stock of the Company of up to $0.36 per share per calendar year (but in no event in excess of $20.0 million in the aggregate during any calendar year pursuant to this clause (9)) and the subsequent payment of such dividends; provided, however, that in each case the amount of such Restricted Payments shall be included in subsequent calculations of the amount of Restricted Payments;

(10)         so long as no Default or Event of Default has occurred and is continuing, repurchases of Common Stock pursuant to a previously announced share repurchase program for up to an aggregate purchase price after the Issue Date of $25.0 million; provided, however, that the amount of such Restricted Payments shall be included in subsequent calculations of the amount of Restricted Payments;

(11)         for avoidance of doubt, payments pursuant to any customary tax sharing or tax indemnification arrangement; provided, however, that the amount of such payments shall be excluded in subsequent calculations of the amount of Restricted Payments;

(12)         the payment of cash in lieu of issuance of fractional shares of Capital Stock in connection with any transaction otherwise permitted under this Section 6.08; provided, however, that the amount of such Restricted Payments shall be included in subsequent calculations of the amount of Restricted Payments;

(13)         payments to dissenting stockholders not to exceed $5.0 million (A) pursuant to applicable law or (B) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the Indenture; provided, however, that such payments shall be included in subsequent calculations of the amount of Restricted Payments; and

(14)         so long as no Default or Event of Default has occurred and is continuing, Restricted Payments in an aggregate amount not to exceed $30.0 million; provided, however, that the amount of such Restricted Payments shall be included in subsequent calculations of the amount of Restricted Payments.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment (i) of less than $20.0 million shall be determined conclusively by an executive officer of the Company or (ii) of $20.0 million or more shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 6.08 were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

SECTION 6.09            Limitation on Liens

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), whether owned on the Issue Date or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under the Indenture and the Notes and, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, with Liens on such property or assets (1) in the case of unsubordinated Indebtedness, that rank equally and ratably with, or senior in priority to, the Liens securing such other Indebtedness, and (2) in the case of Subordinated Obligations or Guarantor Subordinated Obligations, that rank senior in priority to the Liens securing such other Indebtedness, in each case for so long as such other Indebtedness is so secured.

SECTION 6.10            Limitation on Restrictions on Distributions from Restricted Subsidiaries

(a)           The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)           make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)           transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

(b)           Section 6.10(a) of this Third Supplemental Indenture shall not prohibit:

(1)           any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, the Indenture, the Notes and the Senior Credit Facility (and related documentation) in effect on such date;

(2)           any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to any Capital Stock or agreement (including an agreement relating to any Capital Stock or Indebtedness) Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary became a Restricted Subsidiary or was merged with or into or consolidated with or was acquired by the Company or a Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired and all improvements, additions and accessions thereto and products and proceeds thereof, and that, in the case of Indebtedness, was permitted to be Incurred pursuant to the Indenture;

(3)           any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing, in whole or in part, of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section 6.10(b) or this clause (3) or contained in any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clause (1) or (2) of this Section 6.10(b) or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are not materially less favorable, taken as a whole, to the Holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (1) or (2) of this Section 6.10(b) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(4)           in the case of clause (3) of Section 6.10(a) of this Third Supplemental Indenture, encumbrances and restrictions in agreements governing Liens permitted to be incurred under the provisions of Section 6.09 of this Third Supplemental Indenture;

(5)           (i) purchase money obligations for property acquired in the ordinary course of business and (ii) Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of Section 6.10(a) of this Third Supplemental Indenture on the property so acquired;

(6)           any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(7)           any customary encumbrances or restrictions imposed pursuant to any agreement constituting a Permitted Business Investment;

(8)           restrictions on cash or other deposits and net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(9)           encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(10)         encumbrances or restrictions contained in Credit Facilities, indentures, other debt agreements and Hedging Obligations Incurred by the Company or any Restricted Subsidiary or Preferred Stock issued by Restricted Subsidiaries subsequent to the Issue Date and permitted pursuant to Section 6.06 of this Third Supplemental Indenture; provided that such encumbrances and restrictions contained in any such agreement or instrument shall not materially affect the Company’s ability to make anticipated principal or interest payments on the Notes (as determined by the Board of Directors of the Company);

(11)         customary supermajority voting provisions and other similar provisions contained in corporate charters, bylaws, stockholders’ agreements, limited liability company agreements, partnership agreements, joint venture agreements and other similar agreements;

(12)         encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary or the ability of the Company or such Restricted

Subsidiary to realize such value, or to make any distributions relating to such property or assets in each case in any material respect; and

(13)         restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses.

SECTION 6.11            Limitation on Sales of Assets and Subsidiary Stock

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)           the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

(2)           at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)           an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

(A)          to the extent the Company or any Restricted Subsidiary, as the case may be, elects or is required to do so, to prepay, repay, redeem, defease or purchase Indebtedness of the Company or a Restricted Subsidiary (other than Capital Stock, Disqualified Stock, Subordinated Obligations, Guarantor Subordinated Obligations or Indebtedness owed to the Company or an Affiliate of the Company) within 330 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment, redemption, defeasance or purchase of Indebtedness pursuant to this clause (3)(A), the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, redeemed, defeased or purchased; and

(B)          to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 330 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

provided that pending the final application of any such Net Available Cash in accordance with clause (3)(A) or clause (3)(B) of this Section 6.11(a), the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraph shall be deemed to constitute “Excess Proceeds.” On the 331st day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall be required to (and may, in satisfaction of such requirement, at any time prior to such day) make an offer (an “Asset Disposition Offer”) to all Holders of Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all Holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Notes”), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in denominations of $2,000 and larger integral multiples of $1,000. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Notes surrendered by Holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(b)           The Asset Disposition Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company shall purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this Section 6.11 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 6.11 and, in addition, the Company shall deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes or Holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such Holder or lender, as the case may be, and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note shall be in a principal amount of $2,000 or a larger integral multiple of $1,000. In addition, the Company shall take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

(c)           For the purposes of clause (2) of Section 6.11(a) of this Third Supplemental Indenture only, the following shall be deemed to be cash:

(1)           the release of the Company and its Restricted Subsidiaries from all liability on Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness of a Restricted Subsidiary (other than Guarantor Subordinated Obligations or Disqualified Stock of any Subsidiary Guarantor) in connection with such Asset Disposition, whether by assumption and release, satisfaction and discharge, or otherwise (in which case the Company shall, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (3)(A) of Section 6.11(a) of this Third Supplemental Indenture); and

(2)           securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents.

(d)           The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

(1)           at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)           in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith, in excess of $20.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company.

(e)           The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 6.11. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 6.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

SECTION 6.12            Limitation on Affiliate Transactions

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million unless:

(1)           the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate; and

(2)           in the event such Affiliate Transaction involves an aggregate consideration in excess of $25.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) of this Section 6.12(a)).

(b)           Section 6.12(a) of this Third Supplemental Indenture shall not apply to:

(1)           any Restricted Payment (other than a Restricted Investment) and Permitted Investments (other than pursuant to clauses (1), (2), (11), (13) and (14) of the definition of “Permitted Investments”) permitted to be made pursuant to the Indenture;

(2)           any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers, directors and employees approved by the Board of Directors of the Company;

(3)           the payment of customary fees paid to, and indemnity provided on behalf of, directors of the Company or any Restricted Subsidiary;

(4)           loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business in an aggregate amount not in excess of $2.0 million with respect to all loans or advances made since the Issue Date (without giving effect to the forgiveness of any such loan); provided, however, that the Company and its Subsidiaries shall comply in all material respects with the provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith relating to the provision of any such loans and advances as if the Company had filed a registration statement with the Commission;

(5)           any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with Section 6.06 of this Third Supplemental Indenture;

(6)           the existence of, and the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date and identified on Schedule 1 hereto, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date shall be permitted to the extent that its terms, taken as a whole, are not materially more disadvantageous to the Holders of the Notes than the terms of the agreements in effect on the Issue Date;

(7)           transactions with customers, clients, suppliers or purchasers or sellers of goods or services, including Eagle Creek Mining & Drilling, Inc., in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of the Indenture; provided that in the reasonable determination of the members of the Board of Directors or senior management of the Company, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(8)           any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith.

SECTION 6.13            Limitation on Sale of Capital Stock of Restricted Subsidiaries

The Company shall not, and shall not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or, with respect to a Restricted Subsidiary, to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting Foreign Required Minority Shares) to any Person except:

(1)           to the Company or a Wholly Owned Subsidiary;

(2)           the granting of Liens permitted under Section 6.09 of this Third Supplemental Indenture; and

(3)           in compliance with Section 6.11 of this Third Supplemental Indenture and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

Notwithstanding the preceding paragraph, the Company and its Restricted Subsidiaries may sell all the Voting Stock of a Restricted Subsidiary as long as the Company or its Restricted Subsidiaries comply with the terms of Section 6.11 of this Third Supplemental Indenture.

SECTION 6.14            Change of Control

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 7.05 of this Third Supplemental Indenture, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or larger integral multiples of $1,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Within 30 days following any Change of Control, unless the Company has given irrevocable notice that it shall exercise its right to redeem all of the Notes pursuant to Section 7.05 of this Third Supplemental Indenture, the Company shall mail (in the case of Notes held in book-entry form, by electronic transmission) a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:

(1)           that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2)           the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”); and

(3)           the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)           accept for payment all Notes or portions of Notes (of $2,000 or larger integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

(2)           deposit prior to 11:00 A.M. New York City time with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3)           deliver or cause to be delivered to the Trustee any definitive Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent shall promptly mail (or cause to be transferred by book entry) to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or larger integral multiples of $1,000.

If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid on the relevant Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 6.14. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached this Section 6.14 by virtue of the conflict.

SECTION 6.15            Commission Reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company shall file with the Commission, and make available to the Trustee and the registered Holders of the Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act with respect to U.S. issuers, in each case not later than 60 days after the final due dates therefor specified therein or in the relevant forms (after giving effect to any cure period specified therein). For the avoidance of doubt, no Default shall be deemed to occur under the Indenture with respect to the Notes until the expiration of such 60-day period; provided that the Trustee shall have no responsibility whatsoever to determine if such filing or posting has occurred.

In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company shall nevertheless make available such Exchange Act information to the Trustee and the Holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, in each case not later than 60 days after the final due dates therefor specified therein or in the relevant forms (after giving effect to any cure period specified therein). For the avoidance of doubt, no Default shall be deemed to occur under the Indenture with respect to the Notes until the expiration of such 60-day period.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 6.15 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management’s Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

In the event that any direct or indirect parent company of the Company becomes a guarantor of the Notes, the Company may satisfy its obligations under this Section 6.15 by furnishing financial information relating to such parent; provided that (a) such financial statements are accompanied by consolidating financial information for such parent, the Company, the Subsidiary Guarantors and the Subsidiaries of the Company that are not Subsidiary Guarantors in the manner prescribed by the Commission and (b) such parent is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital Stock of the Company.

Pursuant to Section 3.02(5)(a) of this Third Supplemental Indenture, a Default under this Section 6.15 is subject to a 180-day cure period. During such cure period, the interest rate on the Notes shall increase by the Additional Interest.

SECTION 6.16            Future Subsidiary Guarantors

After the Issue Date, the Company shall cause each Restricted Subsidiary (other than a Foreign Subsidiary) that Guarantees any Indebtedness of the Company or any Subsidiary Guarantor to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes on a senior basis.

ARTICLE SEVEN
REDEMPTION OF NOTES

SECTION 7.01            Original Indenture

Sections 1103, 1106 and 1108 of the Original Indenture shall not apply to the Notes; and, insofar as relating to the Notes, any reference in the Original Indenture to Sections 1103, 1106 or 1108 thereof shall be deemed to refer to Sections 7.02, 7.03 or 7.04, respectively, of this Third Supplemental Indenture.

SECTION 7.02            Selection by Trustee of Notes to Be Redeemed

If less than all the Notes are to be redeemed at any time pursuant to an optional redemption, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, then by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption as aforesaid and, in case of any Notes selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed. If the Company shall so direct, Notes registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Notes selected for redemption.

SECTION 7.03            Notes Payable on Redemption Date

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to (but excluding) the Redemption Date; provided, however, that, if the Redemption Date is on or after a Regular Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name the Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders whose Notes shall be subject to redemption by the Company.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

SECTION 7.04            Other Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. Under certain circumstances, the Company may be required to offer to purchase Notes as described under Sections 6.11 and 6.14. The Company may, at any time and from time to time, purchase Notes in the open market or otherwise.

SECTION 7.05            Optional Redemption

(a)           Except as described in subsections (b), (c), and (d) below, the Notes are not redeemable at the option of the Company prior to maturity.

(b)           On and after March 15, 2017, the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following Redemption Prices (expressed as a percentage of principal amount of Notes to be redeemed), plus accrued and unpaid interest, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Year	Percentage
2017	103.188%
2018	102.125%
2019	101.063%
2020 and thereafter	100.000%

(c)           Prior to March 15, 2015, the Company may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes) issued under the Indenture upon not less than 30 nor more than 60 days’ notice with the Net Cash Proceeds of one or more Equity Offerings at a Redemption Price of 106.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided that

(1)                                 at least 65% of the aggregate principal amount of the Notes (including Additional Notes) issued under the Indenture remains outstanding after each such redemption; and

(2)                                 the redemption occurs within 90 days after the closing of the related Equity Offering.

(d)           Prior to March 15, 2017, the Notes may be redeemed, in whole or in part, at any time at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder of Notes at its registered address, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

ARTICLE EIGHT
DEFEASANCE AND COVENANT DEFEASANCE
WITH RESPECT TO THE NOTES

SECTION 8.01            Original Indenture

Article Twelve of the Original Indenture shall not apply to the Notes.

SECTION 8.02            Discharge of Liability on Notes; Defeasance

(a)           Subject to Sections 8.02(b) and 8.03 of this Third Supplemental Indenture, the Company at any time may terminate (i) all its obligations under the Notes and the Indenture and all obligations of the Subsidiary Guarantors under the Subsidiary Guarantees and the Indenture (“legal defeasance”), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under clause (3) of Section 4.02 of this Third Supplemental Indenture and Sections 6.05, 6.06, 6.07, 6.08, 6.09, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, or 6.16 of this Third Supplemental Indenture and Section 1006 of the Original Indenture and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under clauses (3), (4) and (5) of Section 3.02 of this Third Supplemental Indenture and the operation of clauses (6), (7) (but only with respect to a Significant Subsidiary or group of Restricted Subsidiaries that would constitute a Significant Subsidiary), (8) and (9) of Section 3.02 of this Third Supplemental Indenture, and the events specified in such Sections shall no longer constitute an Event of Default (clause (ii) being referred to as the “covenant defeasance”), but except as specified above, the remainder of the Indenture and the Notes shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes, and the Subsidiary Guarantees in effect at such time shall terminate. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clauses (3) (as such clause relates to Section 4.02(3)), (4) (as such clause relates to Sections 6.05, 6.06, 6.07, 6.08, 6.09, 6.10, 6.11, 6.12, 6.13, 6.14, or 6.16 of this Third Supplemental Indenture), (5), (6), (7) (but only with respect to a Significant Subsidiary or group of Restricted Subsidiaries that would constitute a Significant Subsidiary), (8) and (9) of Section 3.02 of this Third Supplemental Indenture.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(b)           Notwithstanding the provisions of Article Four of the Original Indenture and Section 8.02(a) of this Third Supplemental Indenture, following legal defeasance the Company’s obligations in Sections 304, 305, 306, 309, 607, 608, 1001 (to the extent of the legal defeasance trust), 1002 and 1003 of the Original Indenture and Sections 6.03 and 6.04 and Article Eight of this Third Supplemental Indenture shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 607 of the Original Indenture and Sections 8.04, 8.06 and 8.07 of this Third Supplemental Indenture shall survive.

SECTION 8.03            Conditions to Defeasance

The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(a)           the Company irrevocably deposits in trust with the Trustee for the benefit of the Holders money in U.S. dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Notes to maturity or redemption, as the case may be;

(b)           the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion (or if nationally recognized independent accounting firms no longer routinely express such opinions, a certificate from the chief financial officer of the Company expressing his or her opinion) that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity;

(c)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than Defaults and Events of Default arising out of the incurrence of Indebtedness used to fund such deposit) or, with respect to the Company under clause (7) of Section 3.02 of this Third Supplemental Indenture, on the 123rd day after such date of deposit;

(d)           such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(e)           the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 123rd day following the deposit and that no Holder of the Notes is an insider of the Company within the meaning of the Bankruptcy Law, after the 123rd day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ right generally;

(f)            the Company delivers to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(g)           in the case of legal defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Third Supplemental Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(h)           in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary exceptions) in the United States to the effect that the Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and shall be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

(i)            the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, together stating that all conditions precedent to the defeasance and discharge of the Notes and the Indenture as contemplated by this Article Eight have been complied with.

SECTION 8.04            Application of Trust Money

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article Eight. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with the Indenture to the payment of principal of and interest on the Notes.

SECTION 8.05            Repayment to Company

The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money, U.S. Government Obligations or securities held by them upon payment of all the obligations under the Indenture.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.06            Indemnity for U.S. Government Obligations

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.07            Reinstatement

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Subsidiary Guarantors under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article Eight; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

SUBSIDIARY GUARANTEE

SECTION 9.01            Subsidiary Guarantee

Each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other monetary obligations of the Company under the Indenture (all the foregoing being hereinafter collectively called the “Obligations”). Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article Nine notwithstanding any extension or renewal of any Obligation.

Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; or (f) any change in the ownership of the Company.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

Except as expressly set forth in Sections 8.02(a), 9.02 and 9.03 of this Third Supplemental Indenture, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law) and except as provided in Section 9.03 of this Third Supplemental Indenture.

Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 9.01.

SECTION 9.02            Termination, Release and Discharge

(a)           Subject to Section 6.11 and Article Four of this Third Supplemental Indenture, each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all of its property and assets to the Company, another Subsidiary Guarantor or a Person other than the Company or another Subsidiary Guarantor (whether or not Affiliated with the Subsidiary Guarantor).

(b)           Notwithstanding the foregoing and the other provisions of the Indenture, in the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction) to a Person which is not the Company or a Restricted Subsidiary, such Subsidiary Guarantor shall be released from its obligations under its Subsidiary Guarantee if:

(1)           the sale or other disposition is in compliance with the Indenture, including Section 6.11 of this Third Supplemental Indenture (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time), Section 6.13 and Article Four of this Third Supplemental Indenture; and

(2)           all the obligations of such Subsidiary Guarantor under all Indebtedness of the Company and all Subsidiary Guarantors terminate upon consummation of such transaction.

(c)           A Subsidiary Guarantor shall be deemed released and relieved of its obligations under the Indenture and its Subsidiary Guarantee without any further action required on the part of the Company or such Subsidiary Guarantor upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Indenture or in connection with any legal defeasance of the Notes or upon satisfaction and discharge of the Indenture, each in accordance with the provisions of the Indenture.

SECTION 9.03            Limitation of Subsidiary Guarantors’ Liability

Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Senior Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 9.04 of this Third Supplemental Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. This Section 9.03 is for the benefit of the creditors of each Subsidiary Guarantor.

SECTION 9.04            Contribution

In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Subsidiary Guarantor’s obligations with respect to its Subsidiary Guarantee.

ARTICLE TEN

MISCELLANEOUS PROVISIONS WITH RESPECT TO THE NOTES

SECTION 10.01          Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 10.02          Successors and Assigns

All covenants and agreements in this Third Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 10.03          Separability Clause.

In case any provision in this Third Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.04          Governing Law

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 10.05          No Adverse Interpretation of Other Agreements

This Third Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person, other than the Original Indenture. Other than the Original Indenture, no such indenture, loan or debt agreement may be used to interpret this Third Supplemental Indenture.

SECTION 10.06          Counterparts

The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.07          Notices

Section 105(2) of the Original Indenture is amended by deleting the words “Chief Financial Officer” therefrom and replacing them with the words “Corporate Secretary”.

SECTION 10.08          Effect on Other Securities

The provisions of this Third Supplemental Indenture shall apply to the Notes and not to any other class or series of Securities issued under the Original Indenture, except as expressly set forth in the supplemental indenture or other instrument establishing the terms thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the day and year first above written.

BERRY PETROLEUM COMPANY

By:	/s/ Shawn M. Canaday
Name:	Shawn M. Canaday
Title:	Vice President—Finance and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael Tu
Name:	Michael Tu
Title:	Assistant Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Legend and Depository Legend, if applicable]

No. [ ]	Principal Amount $[ ]

CUSIP NO. 085789 AF2

BERRY PETROLEUM COMPANY

6 3/8% Senior Notes due 2022

BERRY PETROLEUM COMPANY, a Delaware corporation, promises to pay to [                        ] or registered assigns, the principal sum of [                    ] Dollars or such greater or lesser amount as may be indicated on Schedule A hereto on September 15, 2022.

Interest Payment Dates:	March 15 and September 15, commencing September 15, 2012

Regular Record Dates:	March 1 and September 1

Additional provisions of this Note are set forth on the other side of this Note.

Date: [              ]

BERRY PETROLEUM COMPANY

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

By
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

6⅜% Senior Notes due 2022

1.                                      Interest

BERRY PETROLEUM COMPANY, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

The Company will pay interest semiannually on March 15 and September 15 of each year, commencing September 15, 2012. Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or, if no interest has been paid, from March 9, 2012. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If the Company shall fail to comply with Section 6.15 of the Third Supplemental Indenture for 180 days, the annual interest rate borne by the Notes shall be increased from the rate shown above by 0.50% per annum until such Default is cured or waived.

2.                                      Method of Payment

By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date even if Notes are cancelled, repurchased or redeemed after the Regular Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company shall make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) at the office or agency of the Company maintained for such purpose in The City of New York, if any, or at such other office or agency of the Company as may be maintained for such purpose pursuant to the Indenture; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee.

3.                                      Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.                                      Indenture

The Company issued the Notes under an Indenture dated as of June 15, 2006 (the “Original Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture dated as of March 9, 2012 (the “Third Supplemental Indenture” and, together with the Original Indenture, as it may be further amended or supplemented from time to time in accordance with the terms thereof with application to the Notes, the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.§§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Trust Indenture Act”; provided, however, that in the event the Trust Indenture Act is amended after such date, “Trust Indenture Act” shall mean, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

The Notes are general unsecured senior obligations of the Company. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited. This Note is one of the 6⅜% Senior Notes due 2022 referred to in the Indenture (the “Notes”). The Notes include (i) $600,000,000 aggregate principal amount of the Notes issued under the Indenture on March 9, 2012 and (ii) if and when issued, additional Notes that may be issued from time to time under the Indenture subsequent to March 9, 2012 (herein called “Additional Notes”). The Notes and any Additional Notes will be treated as a single class of securities under the Indenture.

5.                                      Reserved

6.                                      Subsidiary Guarantees

This Note is guaranteed by the Persons, if any, specified as Subsidiary Guarantors in the Indenture to the extent provided in the Indenture.

7.                                      Optional Redemption

Except as described below, the Notes are not redeemable at the option of the Company prior to maturity.

(a)                                 On and after March 15, 2017, the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following Redemption Prices (expressed as a percentage of principal amount of Notes to be redeemed), plus accrued and unpaid interest, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning March 15 of the years indicated below:

Year	Percentage
2017	103.188%
2018	102.125%
2019	101.063%
2020 and thereafter	100.000%

(b)                                 Prior to March 15, 2015, the Company may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes) issued under the Indenture upon not less than 30 nor more than 60 days’ notice with the Net Cash Proceeds of one or more Equity Offerings at a Redemption Price of 106.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided that

(1)                                 at least 65% of the aggregate principal amount of the Notes (including Additional Notes) issued under the Indenture remains outstanding after each such redemption; and

(2)                                 the redemption occurs within 90 days after the closing of the related Equity Offering.

(c)                                  Prior to March 15, 2017, the Notes may be redeemed, in whole or in part, at any time at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder of Notes at its registered address, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

8.                                      Repurchase Provisions

(a)                                 If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or a larger integral multiple thereof) of the Notes of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

(b)                                 In the event of an Asset Disposition that requires the purchase of Notes pursuant to Section 6.11 of the Third Supplemental Indenture, the Company will be required to apply such Excess Proceeds to the repayment of the Notes and any Pari Passu Notes in accordance with the procedures set forth in Section 6.11 of the Third Supplemental Indenture.

9.                                      Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of $2,000 and larger integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note for a period beginning (i) 15 days before the mailing of a notice of redemption of Notes to be repurchased or redeemed and ending at the close of business on the day of such mailing (except, in the case of Notes to be redeemed in part, the portion of the Note not to be redeemed) or (ii) 15 days before an Interest Payment Date and ending on such Interest Payment Date.

10.                               Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.                               Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.                               Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.                               Amendment, Supplement, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended or supplemented by the Company, any Subsidiary Guarantors and the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, any Subsidiary Guarantors and the Trustee may amend or supplement the Indenture and the Notes to (each of which are more specially described in the Indenture): cure any ambiguity, omission, defect or inconsistency; comply with Article Four of the Third Supplemental Indenture in respect of the assumption by a Successor Company of the obligations of the Company or the assumption by a successor Person of the obligations of any Subsidiary Guarantor under the Indenture; provide for uncertificated Notes in addition to or in place of certificated Notes; add Guarantees with respect to the Notes or release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or the Indenture in accordance with the applicable provisions of the Indenture; secure the Notes; add to the covenants of the Company for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Company; make any change that does not adversely affect the rights of any Holder of Notes; comply with any requirement of the

Commission in connection with the qualification of the Indenture under the TIA; or conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision of the “Description of notes” contained in the Prospectus Supplement to the extent that such provision in the “Description of notes” contained in the Prospectus Supplement is intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees.

14.                               Defaults and Remedies

If an Event of Default (other than an Event of Default relating to specified bankruptcy covenants) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by written notice to the Company and the Trustee, may, and the Trustee at the request of such Holders will, declare all the Notes to be immediately due and payable, as provided more fully in the Indenture. If an Event of Default relating to specified bankruptcy covenants occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders, as provided more fully in the Indenture.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.                               Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

16.                               No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

17.                               Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

19.                               CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.                               Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture, which has in it the text of this Note. Requests may be made to:

BERRY PETROLEUM COMPANY
1999 Broadway, Suite 3700
Denver Colorado 80202
Attention: Corporate Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                          agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 6.11 or 6.14 of the Third Supplemental Indenture, check either box:

☐	☐

6.11	6.14

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 6.11 or 6.14 of the Third Supplemental Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE FOR SUBSIDIARY GUARANTORS

This Supplemental Indenture, dated as of                 , 20     (this “Supplemental Indenture”), among [name of future Subsidiary Guarantor] (the “Guarantor”), Berry Petroleum Company (together with its successors and assigns, the “Company”), each other then existing Subsidiary Guarantor under the Indenture referred to below, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture dated as of June 15, 2006 (the “Original Indenture”), as supplemented by the Third Supplemental Indenture dated as of March 9, 2012 (the “Third Supplemental Indenture,” together with the Original Indenture, and as further amended, supplemented, waived or otherwise modified with application to the Notes, the “Indenture”), providing for the issuance of an unlimited principal amount of the Company’s 6 3/8% Senior Notes due 2022 (the “Notes”);

WHEREAS, Section 6.16 of the Third Supplemental Indenture provides that after the Issue Date the Company is required to cause each Restricted Subsidiary (other than a Foreign Subsidiary) that Guarantees any Indebtedness of the Company or any Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary Guarantor will unconditionally Guarantee[, on a joint and several basis with the other Subsidiary Guarantors,] the full and prompt payment of the principal of, premium, if any, and interest on the Notes; and

WHEREAS, pursuant to Section 5.02 of the Third Supplemental Indenture, the Company, the Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I
Definitions

SECTION 1.1       Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II
Agreement to be Bound; Guarantee

SECTION 2.1       Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture, as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture, on a joint and several basis with the Subsidiary Guarantors parties hereto and thereto, with the same force and effect as if originally named as a Subsidiary Guarantor therein and as if such party executed the Indenture on the date thereof.

SECTION 2.2       Guarantee. The Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations pursuant to Article Nine of the Third Supplemental Indenture.

ARTICLE III
Miscellaneous

SECTION 3.1       Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2       GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

SECTION 3.3       Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.4       Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.5       Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 3.6       Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[SUBSIDIARY GUARANTOR],
as a Subsidiary Guarantor

By:
Name:
Title:

BERRY PETROLEUM COMPANY

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

SCHEDULE 1

EXISTING AFFILIATE TRANSACTIONS

None